Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of January 4, 2018 and is entered into by and among (a) VERASTEM, INC., a Delaware corporation (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.                                    Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of March 21, 2017, among Borrower, Agent and Lender (as amended, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                                    Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.                                      AMENDMENTS.

1.1                               The Loan Agreement shall be amended by deleting the following text appearing in Recital A thereof: “Twenty-Five Million Dollars ($25,000,000)” and inserting in lieu thereof the following: “Fifty Million Dollars ($50,000,000)”.

1.2                               The Loan Agreement shall be amended by inserting the following new definitions to appear in proper alphabetical order in Section 1.1 thereof (Definitions and Rules of Construction):

“FDA” means the U.S. Food and Drug Administration.

“First Amendment Closing Date” means January 4, 2018.

“Term D Commitment Fee” shall have the meaning assigned to such term in Section 2.1(a).

“Term E Draw Period” means the period of time commencing upon the occurrence of the Term E Milestone Event and continuing through the earliest to occur of (a) the date that is ninety (90) days after the occurrence of the Term E Milestone Event, and (b) an Event of Default.

“Term E Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

“Term E Milestone Event” shall mean that (a) no Event of Default shall have occurred, (b) Agent shall have confirmed in writing to Borrower, receipt of Borrower’s Board approved financial and business projections, in form and substance reasonably acceptable to Agent, and (c) Agent shall have confirmed in writing to Borrower, in Agent’s reasonable discretion, on or prior to September 30, 2018, that the FDA has accepted Borrower’s new drug application with respect to Borrower’s “Duvelisib” product for the treatment of patients with relapsed/refractory chronic lymphocytic leukemia or small lymphocytic lymphoma.

“Term F Draw Period” means the period of time commencing upon the occurrence of Lender making each of the Term A Loan Advance, the Term B Loan Advance, the Term C Loan Advance, the Term D Loan Advance, and each Term E Loan Advance through the earliest to occur of (a) March 31, 2019, and (b) an Event of Default.

“Term F Loan Advance” shall have the meaning assigned to such term in Section 2.1(a).

1.3                               The Loan Agreement shall be amended by deleting the defined term “Term D Draw Period” appearing in Section 1.1 thereof (Definitions and Rules of Construction).

1.4                               The Loan Agreement shall be amended by deleting Section 2.1(a) thereof (Term Loan Advances) in its entirety and inserting in lieu thereof the following:

“                                          (a)                                 Term Loan Advances.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, one (1) advance in a principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) on the Closing Date (the “Term A Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Term B Draw Period, upon Borrower’s written request in accordance with this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, one (1) advance in a principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Term B Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Term C Draw Period, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to Twenty-Five Thousand Dollars ($25,000), Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, one (1) advance in a principal amount of Five Million Dollars ($5,000,000) (the “Term C Loan Advance”).  Subject to the terms and conditions of this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to Fifty Thousand Dollars ($50,000) (the “Term D Commitment Fee”), Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, one (1) advance in a principal amount of Five Million Dollars ($5,000,000) prior to the First Amendment Closing Date (the “Term D Loan Advance”).  Subject to the terms and conditions of this Agreement, during the Term E Draw Period, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to one percent (1.0%) of the principal amount of such advance, Lender will severally (and not jointly) make an advance or advances each in a principal amount of greater than or equal to Five Million Dollars ($5,000,000) (each a “Term E Loan Advance”) but in an aggregate principal amount for all Term E Loan Advances not to exceed Ten Million Dollars ($10,000,000).  Subject to the terms and conditions of this Agreement, during the Term F Draw Period, upon Borrower’s written request in accordance with this Agreement and Borrower’s payment to Lender of a fully-earned non-refundable commitment fee equal to one percent (1.0%) of the principal amount of such advance, Lender may in its sole and unfettered discretion elect to make or not make, in an amount not to exceed its respective Term Commitment, an advance or advances, each in a principal amount greater than or equal to Five Million Dollars ($5,000,000) (each a “Term F Loan Advance”) but in an aggregate principal amount for all Term F Loan Advances not to exceed Twenty-Five Million Dollars ($25,000,000).  The Term A Loan Advance, the Term B Loan Advance, the Term C Loan Advance, the Term D Loan Advance, each Term E Loan Advance and each Term F Loan Advance are hereinafter referred to individually as a “Term Loan Advance” and collectively as the “Term Loan Advances”.  The aggregate outstanding principal amount of Term Loan Advances shall not exceed the Term Loan.  Proceeds of any Term Loan Advance shall be deposited into an account that is subject to a first priority perfected security interest in favor of Agent perfected by an Account Control Agreement.”

1.5                               The Loan Agreement shall be amended by deleting Section 2.1(b) thereof (Advance Request) in its entirety and inserting in lieu thereof the following:

“                                          (b)                                 Advance Request.  To obtain a Term Loan Advance, Borrower shall complete, sign and deliver to Agent an Advance Request (at least three (3) Business Days before the Advance Date other than (i) the Term A Loan Advance and Term D Loan Advance, which shall be at least one (1) Business Day, and (ii) any Term F Loan Advance, which shall be at least thirty (30) days).  Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

1.6                               Schedule 1.1 is hereby amended and restated in its entirety with the Schedule 1.1 appearing as Schedule 1 hereto.

2.                                      BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

2.1                               Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2                               Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3                               The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and/or Lender on the Closing Date remain true,

accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

2.6                               As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that each of Agent and Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.                                      LIMITATION.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.                                      EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1                               Amendment.  Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender and such other documents as Agent may reasonably request.

4.2                               Secretary’s Certificate and Borrowing Resolutions.  A Secretary’s Certificate, together with a certified copy of resolutions of the Board evidencing approval of  this Amendment.

4.3                               Certificates of Good Standing.  A certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which Borrower does business and where the failure to be qualified would have a Material Adverse Effect.

4.4                               Term D Commitment Fee.  Borrower shall have paid to Agent the Term D Commitment Fee.  Agent confirms receipt of the Term D Commitment Fee prior to the First Amendment Closing Date.

4.5                               Payment of Lender Expenses.  Borrower shall have paid all reasonable and invoiced Lender expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment.

5.                                      RELEASE.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.                                      COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.  This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

7.                                      INCORPORATION BY REFERENCE.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

VERASTEM, INC.

Signature:	/s/ Julie B. Feder

Print Name:	Julie Feder

Title:	Chief Financial Officer

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

LENDER:

HERCULES CAPITAL, INC.,

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

HERCULES FUNDING II, LLC

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Assistant General Counsel

Schedule 1

SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE	TERM LOAN COMMITMENT
Hercules Funding II, LLC	Term Loan A	$2,500,000
Hercules Funding II, LLC	Term Loan B	$2,500,000
Hercules Funding II, LLC	Term Loan C	$5,000,000
Hercules Capital, Inc.	Term Loan D	$5,000,000
Hercules Capital, Inc.	Term Loan E	$10,000,000
Hercules Capital, Inc.	Term Loan F	$25,000,000
TOTAL COMMITMENTS		$50,000,000